Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Arcutis Biotherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

													Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date
Newly Registered Securities
Fees to Be Paid	Equity	1	Common Stock, par value $0.0001 per share	457(r)				$0.000138
	Equity	2	Preferred Stock, par value $0.0001 per share	457(r)				$0.000138
	Debt	3	Debt Securities	457(r)				$0.000138
	Other	4	Warrants	457(r)				$0.000138
	Other	5	Purchase Contracts	457(r)				$0.000138
	Other	6	Units	457(r)				$0.000138
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts							$—		$—
Total Fees Previously Paid									$—
Total Fee Offsets									$—
Net Fee Due									$—
Offering Note

(1)
1.a. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of securities is being registered as may be issued from time to time upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

1.b. Includes rights to acquire common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

1.c. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee and will pay such fees subsequently in advance or on a “pay-as-you-go” basis.

(2)See notes 1.a., 1.b. and 1.c. above.

(3)See notes 1.a. and 1.c. above.

(4)See notes 1.a. and 1.c. above.

(5)See notes 1.a. and 1.c. above.

(6)See notes 1.a. and 1.c. above.